Exhibit 13.1

CERTIFICATION BY THE PRINCIPAL  EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F of Vasta Platform Limited (the “Company”) for the fiscal year ended December 31, 2024 (the “Report”). I, Guilherme Alves Mélega, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2025

By:	/s/ Guilherme Alves Mélega
Name: Guilherme Alves Mélega
Title: Chief Executive Officer